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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-09945) pertaining to the BRE Properties, Inc. Dividend Stock Purchase and Dividend Reinvestment Plan, the Registration Statement (Form S-8 No. 333-02257) pertaining to the Amended and Restated Non-Employee Director Stock Option Plan of BRE Properties, Inc. and the Assumed Real Estate Investment Trust of California 1991 Officer Stock Option Plan, the Registration Statement (Form S-8 No. 33-61209) pertaining to the BRE Properties, Inc. 1994 Non-Employee Director Stock Plan, the Registration Statement (Form S-8 No. 33-60082) pertaining to the BRE Properties, Inc. 1992 Employee Stock Option Plan, and the Registration Statement (Form S-8 No. 33-5389) pertaining to the BRE Properties, Inc. 1984 Stock Option Plan of our report dated January 14, 1997 (except Note 13, as to which the date is February 12, 1997), with respect to the financial statements and related financial schedule of BRE Properties, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



/s/ Ernst & Young LLP


February 13, 1997
San Francisco, California